SHARE EXCHANGE AGREEMENT

     SHARE EXCHANGE AGREEMENT (this "Agreement"), dated as of May 20, 2003, by and among SCL VENTURES, LTD., a British Virgin Islands company("SCL") having an address at Suite 4000, 333 N. New River Drive E, Fort Lauderdale, FL 00001, LASER RECORDING SYSTEMS, INC., a New Jersey corporation ("Laser" or "Company") having an address at 1345 New York Avenue, Huntington Station, NY 11746, certain shareholders of SCL signatory hereto ("SCL Signatory Shareholders) together with additional parties that may hold SCL Common prior to the date of the Closing, as defined herein who sign and become bound by this agreement (who jointly with the SCL Signatory Shareholders are referred to herein as the "Sellers"), and certain shareholders of Laser signatory hereto (the "Laser Signatory Shareholders").

     WHEREAS, SCL has 600,000 shares of common shares, par value $.001 per share ("SCL Common") issued and outstanding on the date hereof;

     WHEREAS, the SCL Shareholders are the owners of 100% (the "SCL Shares") of the outstanding SCL Common on the date hereof;

     WHEREAS, SCL intends to issue additional shares of SCL Common (the "SCL Additional Shares") prior to the Closing Date, as defined below, (i) owned by the SCL Signatory Shareholders, and (ii) the SCL Additional Shares referred to as the "SCL Exchange Shares");

     WHEREAS, Laser has, or will have on the Closing Date, 400,000,000 shares of common stock, par value $.001 per share ("Laser Common") and 1,000,000 shares of preferred stock, par value $.001 per share ("Laser Preferred") authorized for issuance on the date hereof;

     WHEREAS, there are 10,000,000 shares of Laser Common and no shares of Laser Preferred issued and outstanding on the date hereof;

     WHEREAS, the Laser Signatory Shareholders are the owners of approximately 68% of the issued and outstanding Laser Common as of the date hereof;

     WHEREAS, subject to certain conditions precedent set forth herein and acknowledging that additional SCL Shares are intended to be issued prior to completion of the transaction described herein, Laser desires to acquire from the Sellers, and the Sellers desire to sell to the Laser, in a transaction intended to be a tax-free exchange pursuant to Section 368 of the Internal Revenue Code of 1986, all of the SCL Exchange Shares in exchange for the issuance by the Laser of an aggregate of Laser Common equaling ninety-five (95%) percent of the issued and outstanding capital stock of the Laser on a fully diluted basis and two (2%) percent of same to the Sellers' consultants, financial advisors, and professional service providers, on the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

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1. INCORPORATION OF RECITALS; CERTAIN DEFINITIONS; CONSTRUCTION.

     1.1 The recitals set forth above are incorporated unto this Agreement as if they were set forth in full in the body of this Agreement.

     1.2 As used in this Agreement, the following terms shall have the following respective meanings:

          "Accredited Investor" shall have the meaning given to such term in Rule 501 of Regulation D.

          "Additional Laser Shares" means the number of shares of Laser Common that will equal 2% of the outstanding shares of Laser Common immediately following the Closing, on a fully-diluted basis to be reserved for issuance on or after the Closing Date to consultants, financial advisors and professional service providers to SCL.

          "Affiliate" shall mean (1) a Person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Person specified; or (ii) any relative or spouse of such Person, or any relation of such spouse, who has the same home as such Person. As used in this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control") means the possession, direct or indirect, of the power, whether exercised or not, to direct or cause the acquisition and/or disposition by such Person of securities of the other Person, whether through the ownership of voting securities or otherwise.

          "Amendment" means the amendment to the certificate of incorporation of Laser to be filed by Laser to effect the Reverse Split.

          "Blue Sky Law" shall mean the securities laws and regulations of the various states of the United States.

          "Closing" shall mean the closing of the Exchange.

          "Closing  Date" shall mean the date of the Closing,  as  prescribed by
     Section 5 hereof.

          "Code" means the United States Internal Revenue Code of 1986, as amended, or any successor law.

          "Encumbrance" means any mortgage, charge, claim, community property interest, lien, option, pledge, security interest, pre-emptive right, right of first refusal or restriction, including restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, or any other adverse claim of any kind.

          "Environmental Laws" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or



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

     governmental restriction or requirement or any agreement with any governmental authority or other third party, relating to human health and safety or the environment and arising from the use, presence, disposal, discharge or release of pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

          "Environmental Permits" mean, with respect to any person, all permits, licenses, franchises, certificates, approvals and other similar authorization of governmental authorities relating in any way to, the business of such person as currently conducted.

          "ERISA" means the United States Employee Retirement Income Security Act of 1974.

          "Escrow Agent " means Raice, Paykin & Krieg, LLP.

          "Escrow Agreement" means that certain Deposit Escrow Agreement, dated as of March 28, 2003, by and among SCL, Laser and Escrow Agent.

          "Exchange" means the exchange of Laser Exchange Shares for SCL Exchange Shares to take place on the Closing Date pursuant to the terms of this Agreement.

          "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

          "Fund" means EPG Capital Management, Inc.

          "GAAP"   means   generally   accepted   U.S.   accounting   principles
     consistently applied.

          "Governmental Authority" means any court, tribunal, authority, agency, commission, bureau, department, arbitrator or official or other instrumentality of the United States, British Virgin Islands or any other country or any provincial, state, local, county, city or other political subdivision.

          "Governmental Permit" means any license, franchise, permit or other authorization, consent or approval of any Governmental Authority.

          "Intellectual Property Right" means any right to use, whether through ownership, licensing or otherwise, or any title to, any patents, trademarks, service marks, trade names, copyrights, trade secrets and other proprietary rights and processes.

          "Laser Board" means the Board of Directors of Laser.

          "Laser Common" means common stock of Laser, par value $0.001 per share.



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

          "Laser Disclosure Schedule" means the disclosure schedule of Laser attached as Exhibit A to this Agreement.

          "Laser Exchange Shares" means the shares of Laser Common to be issued by Laser in exchange for SCL Exchange Shares pursuant to the terms of this Agreement.

          "Laser  Information   Statement"  means  the  Definitive   Information
     Statement of Laser dated May 7, 2002.

          "Laser SEC  Filings"  shall have the  meaning set forth in Section 6.9
     (a) hereof.

          "Laser's 2002 Annual Report" means the annual report on Form 10-K for the year ended January 31, 2003.

          "Letter of Intent"  means that certain  letter of intent,  dated as of
     March  28,  2003,  by  and  among  SCL,  Laser  and  the  Laser   Signatory
     Shareholders with respect to the Exchange.

          "Lien" means any lien, pledge, hypothecation, levy, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any shareholder or similar agreement, encumbrance, other adverse claim of any kind or any other restriction or limitation whatsoever.

          "Material Adverse Effect" means any change, effect, event, occurrence or state of facts that has had, or would reasonably be expected to have, a material adverse effect on the business operations, financial condition or results of operations of the entity in questions and its subsidiaries, if any, taken as a whole; and for purposes of this definition, subsidiaries of Laser shall include the subsidiaries of Laser, if any, prior to Closing and SCL and its subsidiaries

          "Minimum Equity Investment" means an equity investment in SCL of not less than $2,200,000 to be realized on or prior to the Closing Date.

          "NJCL" shall mean the state of New Jersey corporation law.

          "Person" means any individual, corporation, company, partnership, limited liability company or partnership, association, trust or other entity or organization, including any government or political subdivision or any agency or instrumentality thereof.

          "Regulation  D" means  Regulation D promulgated  under the  Securities
     Act.

          "Regulation  FD" means  Regulation FD  promulgated  under the Exchange
     Act.

          "Reverse Split" means a one-for-four split of the Laser Common to be effected by Laser pursuant to the Laser Information Statement and Section
     3.4 hereof.

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
          "Rule 144" means Rule 144 promulgated under the Securities Act.

          "SCL Amendment" means any amendment to SCL's memorandum of association and/or by-laws to be filed prior to the Closing to effectuate any modifications or amendments thereto required to give effect to the transactions contemplated hereby or by the Weida Transaction.

          "SCL Board" shall mean the Board of Directors of SCL.

          "SCL Disclosure Schedule" means the disclosure schedule of SCL attached as Exhibit B to this Agreement.

          "SCL Exchange Shares" means the shares of SCL Common to be exchanged by SCL Shareholders for Laser Exchange Shares pursuant to the terms of this Agreement.

          "SCL Shareholders" shall mean all beneficial owners of SCL Common immediately prior to the Closing.

          "SCL Signatory Shareholders" means the current holders of SCL Common listed as signatories to this Agreement.

          "SEC" means the United States Securities and Exchange Commission, or any successor body.

          "Securities Act" means the United States Securities Act of 1933, as amended, or any successor statute.

          "Standstill Agreement" shall mean the covenants, representations and warranties of the parties contained in Section 10.4 hereof.

          "Termination Date" shall mean the date of termination of this Agreement as set forth in Section 13.2 hereof.

          "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added.

          "Transaction Documents" means this Agreement (including all exhibits hereto), the Put Agreement, the Escrow Agreement and all other documents and instruments delivered by SCL or Laser pursuant to this Agreement.

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
          "Weida" means Weida Communications Technology Company Limited, a company organized under the laws of the Peoples' Republic of China.

          "Weida Transaction" means the acquisition by SCL of the equivalent of a 51% equity interest in a sino-equity joint venture to be formed by SCL and Weida.

     1.3 The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. In this Agreement
(i) words denoting the singular include the plural and vice versa, (ii) "it" or "its" or words denoting any gender include all genders, (iii) the word "including" shall mean "including without limitation," whether or not expressed,
(iv) any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement or the Closing, as applicable, unless otherwise expressly provided, (v) any reference herein to a Section, Schedule or Exhibit refers to a Section of or a Schedule or Exhibit to this Agreement, unless otherwise stated, and (vi) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, then the period shall end on the next day that is a Business Day. Each party acknowledges that he, she or it has been advised and represented by counsel in the negotiation, execution and delivery of this Agreement and accordingly agrees that if an ambiguity exists with respect to any provision of this Agreement, such provision shall not be construed against any party because such party or its representatives drafted such provision.

2. PLAN OF REORGANIZATION. The transactions contemplated by this Agreement are intended to be a reorganization under both Sections 351 and 368(a)(1)(B) of the Code. Upon the terms and subject to the conditions of this Agreement and on the basis of the representations, warranties and covenants contained herein, at the Closing, the SCL Signatory Shareholders and the remaining SCL Shareholders shall exchange all of the shares of SCL Common then held by them (collectively, "SCL Exchange Shares") for Laser Exchange Shares at the ratio provided in Section 3 hereof, (the "Exchange").

3. THE EXCHANGE; REVERSE SPLIT.

     3.1 Exchange. Upon the terms and subject to the conditions contained in this Agreement, at the Closing, each Seller shall exchange, transfer and assign all of such Seller's right, title and interest in and to the SCL Exchange Shares held by such Seller for Laser Exchange Shares by delivering share certificates therefor or other evidence of title and transfer sufficient to transfer such right, title and interest under British Virgin Islands law, and Laser shall issue Laser Exchange Shares in exchange for shares of SCL Exchange Shares so tendered by the Seller in the ratio set forth in Section 3.2 hereof, by delivering to each Seller a certificate or certificates evidencing the Laser Exchange Shares issuable to such Seller. As a result of the Exchange, SCL shall be a wholly owned subsidiary of Laser.

     3.2 Exchange Ratio. Each SCL Exchange Share shall be exchanged for one share of Laser Common. The result of such reorganization shall be that if all Sellers participate in the reorganization on the Closing Date, and there has been delivered to SCL $6,000,000 in equity investments, the Sellers shall


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

receive at Closing, 95% of the Laser Common outstanding immediately following the Closing, on a fully-diluted basis. To the extent that less than $6,000,000 has been delivered to SCL, the number of shares delivered to the Sellers shall be effectively reduced so that the Laser Shareholders percentage of Laser Common ownership shall only be reduced to 3% at such time as a full $6,000,000 has been delivered to SCL or directly to Laser in consideration of the issuance of new Laser Common.

     3.3 Reverse Split. Prior to the Closing, Laser shall consummate the Reverse Split by filing the Amendment with the New Jersey Secretary or Department of State and shall immediately upon such filing obtain a certified copy of the Amendment and provide same to SCL and its counsel. All of the terms of the Exchange set forth in this Section 3 and elsewhere in this Agreement assume consummation of the Reverse Split, and shall be calculated on a fully-diluted basis.

     3.4 No Liens or Encumbrances. Except as otherwise expressly provided herein, the SCL Exchange Shares and the Laser Exchange Shares delivered in the Exchange at the Closing shall be free and clear of all Liens and Encumbrances.

     3.5 Restrictions on Transfer. The parties acknowledge and agree that as of the Closing Date:

          3.5.1 None of the Laser Exchange Shares will be registered under U.S. federal or Blue Sky Laws and are intended to be issued pursuant to an exemption therefrom under Rule 506 of Regulation D, Section 4(2) or other applicable exemption, shall be "restricted stock" within the meaning of Rule 144 promulgated under the Securities Act, and may not be resold, offer for resale, transferred, pledged, distributed or otherwise hypothecated unless registered under the Securities Act and applicable Blue Sky Laws or exempt from such registration under the terms of Rule 144 or otherwise, and Laser receives an opinion of counsel satisfactory to Laser in its reasonable discretion to the effect that such registration is not required. Each Laser Exchange Share certificate shall bear a legend substantially in the following form:

     "THE SECURITIES OF LASER RECORDING SYSTEMS, INC. (THE "COMPANY") REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."



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

               3.5.2 The SCL Exchange Shares have not been registered under the Securities Act or applicable Blue Sky Laws and will be offered and exchanged pursuant to this Agreement in compliance with an exemption from such registration under Rule 506 of Regulation D, or Section 4(2) and may not be offered, resold, pledged, hypothecated or otherwise transferred unless registered under the Securities Act and applicable Blue Sky Laws, or exempt from such registration and Laser receives an opinion of counsel satisfactory to Laser in its reasonable discretion to the effect that such registration is not required. Each SCL Exchange Share certificate shall bear a legend substantially in the following form:

     "THE COMMON SHARES OF SCL VENTURES, LTD., A BRITISH VIRGIN ISLANDS COMPANY (THE "COMPANY") REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF APPLICABLE STATES OF THE UNITED STATES ("STATE LAWS"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE LAWS OR EXEMPT
     FROM SUCH REGISTRATION AND THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

          3.5.3 On the Closing Date, SCL and Laser shall instruct their respective transfer agents to annotate the applicable records to reflect the restrictions on transfer with respect to SCL Exchange Shares and the Laser Exchange Shares, respectively, contained in this Agreement.

     3.6 Reservation of Shares for Issuance. Prior to the Closing: (a) Laser shall have reserved for issuance pursuant to this Agreement the number of shares of Laser Common sufficient to issue the shares of Laser Common equal to 97% of the shares of Laser Common to be outstanding immediately following the Closing, on a fully-diluted basis, after giving effect to the Reverse Split (the "Laser Exchange Shares"), which shares shall include the Additional Laser Shares; and
(b) SCL shall have increased its authorized share capital and reserved for issuance the number of shares of SCL Common required to be issued to those who contribute equity capital to SCL prior to the Closing.

     3.7 Exchange Procedures. Each of the Sellers shall exchange their shares of SCL Common for shares of Laser Common, as follows:

          3.7.1 the Company shall issue and deliver to each of the Sellers and their designees the number of authorized but unissued shares of Company Common Stock as provided for herein, and

          3.7.2 each Seller agrees to deliver to the Company, all of the SCL Common owned by Seller with an appropriately executed stock power endorsed in favor of the Company.

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

4. SCL EQUITY FINANCING; PUT; WEIDA TRANSACTION. The parties acknowledge and agree that this transaction was subject to certain terms as set forth in the Letter of Intent. The parties hereby agree that in lieu of those terms, they have agreed to proceed in accordance with the terms of this Agreement as:

     4.1 SCL has secured the Minimum Equity Investment prior to the Closing;

     4.2 SCL has delivered a fully executed agreement providing for completion of the Weida Transaction;

     4.3 SCL is continuing to actively pursue the SUNTEK agreement described in the Letter of Intent; and

     4.4 SCL has entered into an agreement with the Fund (the "Put Agreement") providing that to the extent that SCL does not have equity investments equaling $6,000,000 at the time of Closing, (i) the Fund shall have the right for a period of 180 days after the Closing to invest in SCL and after the Closing in Laser, the difference between the actual equity investment and $6,000,000 and receive Laser Common as if the funds were provided before the Closing and treated as part of the Exchange, and (ii) subject to receipt of notice that audits of SUNTEK are available, Laser, and/or the Laser Signatory Shareholders, shall have the right at any time after 90 days and up to 180 days after the Closing to demand that the Fund provide such funds under these terms.

5. CLOSING; CLOSING DATE.

     5.1 The Closing of the Exchange shall take place upon five days written notice from SCL to Laser, but no later than the earlier of (i) 180 days from the date hereof or (ii) date which is seventy-five (75) days following SCL's receipt of written notice from its auditors, Deloitte & Touche (and/or any other firm or firms of auditors selected by SCL in its sole discretion) that its audits of Laser and SCL shall be completed (the "Auditor's Notice") in not less than sixty
(60)days following the date of notice (the "Closing Date").

     5.2 Notwithstanding the foregoing sub-section, the parties acknowledge that applicable NJCL may require that shareholders of Laser be given the right to dissent from the Exchange provided by this Agreement and be paid the fair value of their Laser Common. In this connection:

          5.2.1 The Closing Date shall not be earlier than that permitted under NJCL after giving notice to the shareholders of Laser of their right to dissent together with such information (the "Information Statement") as may be required under NJCL, the Securities Act, the Exchange Act or other applicable rules and regulations.

          5.2.2 The parties shall cooperate fully in the preparation and delivery of the Information Statement. The Laser Signatory Shareholders agree to reimburse Laser for 50% of the legal and administrative costs and fees incurred in connection with the preparation and delivery of the Information Statement to a maximum amount of $30,000 (i.e. their cost is capped at $15,000) and SCL shall provide the balance thereof.

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

          5.2.3 In the event that shareholders representing more than 10% of the outstanding Laser Common exercise their dissenter's rights, SCL shall have the right to terminate this agreement as if such exercise was a Material Adverse Effect.

6. REPRESENTATIONS AND WARRANTIES OF LASER AND THE LASER SIGNATORY SHAREHOLDERS. Laser and the Laser Signatory Shareholders represent and warrant:

     6.1 Corporate Existence and Power. Laser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey and has all corporate powers and all Governmental Permits required to carry on its business as now conducted, except for those Governmental Permits the absence of which would not, individually or in the aggregate, have a Material Adverse Effect. Laser is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Laser.

     6.2 Articles of Incorporation and By-laws; Minute Books. The copies of the Articles of Incorporation and By-laws (or similar governing documents) of the Company, and all amendments to each are true, correct and complete. The minute books of the Company contains true and complete records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), or similar governing bodies, since the time of its organization. The stock books of the Company are true, correct and complete.

     6.3 Corporate Authorization. The execution, delivery and performance by Laser of this Agreement and the other Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby are within Laser s corporate powers and have been duly authorized by all necessary corporate action. No vote of the holders of the outstanding shares of Laser Common or any other securities of Laser is necessary in connection with the consummation of the Exchange and the other transactions contemplated hereby. This Agreement and each of the other Transaction Documents constitutes a valid and binding agreement of Laser enforceable against Laser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

     6.4 Laser Board Consent. The execution, delivery and performance by Laser of this Agreement and each of the other Transaction Documents has been duly authorized by Laser s Board of Directors, which, at a meeting duly called and held, has duly (a) determined that this Agreement and the other Transaction Documents, the Exchange and the other transactions contemplated hereby and thereby are fair to and in the best interests of Laser s shareholders, and (b) approved and adopted this Agreement, the other Transaction Documents, the Exchange and the other transactions contemplated hereby or thereby, which approval satisfies in full any applicable requirements of the NJCL. The resolutions of the Laser Board attached to Exhibit 6.4 hereto are true, complete and correct copies of the resolutions adopted by Laser's Board relating to the Exchange, this Agreement and the other Transaction Documents.

     6.5 Governmental Authorization. The execution, delivery and performance by Laser of this Agreement and the other Transaction Documents and the consummation by Laser of the transactions contemplated hereby or thereby require no action by or in respect of, or filing with, any Governmental Authority other than (a) the filing of the Amendment to effect the Reverse Split in accordance with the NJCL,
(b) filing with the SEC of Current Reports on Form 8-K with respect to (i) the execution and delivery of this Agreement and (ii) the Closing, and (c) compliance with any applicable requirements of Regulation D and Blue Sky Laws,
(d) approval, if required, by Governmental Authorities of British Virgin Islands of Laser's ownership of the SCL Exchange Shares, and (e) any other filings, including an information statement in connection with dissenters rights, and/or other approvals or authorizations which, if not obtained, would not, individually or in the aggregate, have a material adverse effect on Laser or materially impair the ability of Laser to consummate the transactions contemplated by this Agreement.

     6.6 Non-Contravention. The execution, delivery and performance by Laser of this Agreement and the other Transaction Documents and the consummation by Laser of the transactions contemplated hereby and thereby do not and will not (a) violate the certificate of incorporation or bylaws of Laser, (b) assuming compliance with the matters referred to in Section 6.5(d), violate any applicable law, rule, regulation, judgment, injunction, order or decree, (c) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Laser or to a loss of any benefit to which Laser is entitled under any provision of any agreement or other instrument binding upon Laser or any Governmental Permit, or other similar authorization affecting, or relating in any way to, the assets or business of Laser, or (d) result in the creation or imposition of any Lien or Encumbrance on any asset of Laser except, in the case of clauses (b), (c) and (d), for such matters as would not, individually or in the aggregate, have Material Adverse Effect on Laser or materially impair the ability of Laser to consummate the transactions contemplated by this Agreement.

     6.7 Capitalization; Validity of Securities. As of the Closing Date, the authorized capital stock of Laser will consist of 400,000,000 shares of Laser Common and 10,000,000 shares of Laser Preferred. As of the date hereof there are outstanding (i) 10,000,000 shares of Laser Common, and (ii) no shares of Laser Preferred. All outstanding shares of capital stock of Laser have been duly authorized and validly issued an are fully paid and non-assessable. Except as set forth in this Section, there are no outstanding (a) shares of capital stock or voting securities of Laser, (b) securities of Laser convertible into exchangeable for shares of capital stock or voting securities of Laser or (c) options, restricted stock, other stock-based compensation awards or other rights to acquire from Laser or other obligation of Laser to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Laser. There are no outstanding obligations of Laser or any of its subsidiaries to repurchase, redeem or otherwise acquire any securities referred to in clauses (a), (b) or (c) above. Prior to the Closing, Laser will reserve for issuance a number of shares of Laser Common sufficient to issue the Laser Exchange Shares. The Laser Exchange Shares, when issued, sold and delivered according to the terms of this Agreement, will be duly and validly issued (including, without limitation, compliance with Regulation D and applicable Blue Sky Laws), fully-paid, and non-assessable.

     6.8 Subsidiaries. The Company does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

     6.9 SEC Filings.

          6.9.1 Laser has delivered to SCL (a) Laser's 2002 Annual Report, (b) proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of Laser held since December 31, 2000 and (C) all of its other reports, statements, schedules and registration statements filed with the SEC since January 1, 2000 (the documents referred to in this Section 6.9.1(a) being referred to collectively as the "Laser SEC Filings."

          6.9.2 As of its filing date, each Laser SEC Filing complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     6.10 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Laser included in the SEC Filings fairly present, in conformity with GAAP (except, as to application on a consistent basis, as may be indicated in the notes thereto), the consolidated financial position of Laser as of the dates there of and their consolidated results of operations and cash flows for the periods then ended (subject to normal year- end adjustments in the case of any unaudited interim financial statements). For purposes of this Agreement, "Laser Balance Sheet" means the consolidated balance sheet of Laser as of January 31, 2003 set forth in Laser's 2002 Annual Report and "Laser Balance Sheet Date" means January 31, 2003.

     6.11 Absence of Certain Changes. Since Laser Balance Sheet Date, the business of Laser has been conducted in the ordinary course consistent with past practices and there has not been:

          6.11.1 any event, occurrence, development or state of circumstances or facts which would, individually or in the aggregate, have a Material
     Adverse Effect on Laser, other than adverse effects resulting from the execution and performance of this Agreement;

          6.11.2 any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Laser;

          6.11.3 except for the Amendment, there has not been any amendment of any material term of any outstanding security of Laser.

          6.11.4 any incurrence, assumption or guarantee by Laser of any material indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices;

          6.11.5 any creation or other incurrence by Laser of any Lien or Encumbrance on any material asset other than in the ordinary course consistent with past practices;

          6.11.6  any  making  of  any   material   loan,   advance  or  capital
     contributions to or investment in any person;

          6.11.7 any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Laser which would, individually or in the aggregate, have a Material Adverse Effect on Laser;

          6.11.8  any  transaction  or  commitment  made,  or  any  contract  or agreement entered into, by Laser relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Laser of any contract or other right, in either case, material to Laser as a whole, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

          6.11.9 any change in any method of accounting, method of tax accounting, or accounting practice by Laser except for any such change required by reason of a concurrent change in GAAP or Regulation S-X promulgated under the Exchange Act;

          6.11.10 any (i) grant of any severance or termination pay to any current or former director, officer or employee of Laser, (ii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of the Laser, (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of Laser, or
     (v) increase in compensation, bonus or other benefits payable or otherwise made available to any current or former director, officer or employee of Laser;

          6.11.11 any material dispute or, with any officer, director or employee of Laser; or any tax election or any settlement or compromise of any tax liability, in either case that is material to Laser, taken as a whole.

     6.12 No Undisclosed Material Liabilities. As of the date hereof, there are no liabilities of Laser of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

          6.12.1 liabilities or obligations provided for in Laser Balance Sheet or disclosed in the notes thereto;

          6.12.2 other liabilities or obligations, which would not, individually or in the aggregate, have a Material Adverse Effect on Laser; and

          6.12.3 liabilities or obligations under this Agreement.

     6.13 Compliance with Laws and Court Orders. Laser is and has been in compliance with, and to the best knowledge of Laser, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, including, without limitation, the requirements of the Exchange Act and the Securities Act, except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on Laser.

     6.14 Litigation. There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened, against or affecting the business of the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of the Company, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12 month period preceding the date hereof; (b) there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of the Company ; and (c) the Company has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

     6.15 Finder's Fee. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Laser who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

     6.16 Taxes. Except as set forth in the Laser Balance Sheet (including the notes thereto) and except as would not, individually or in the aggregate, have a Material Adverse Effect on Laser, (a) all tax returns, statements, reports and forms (collectively, the "Laser Returns") required to be filed with any taxing authority by, or with respect to, Laser and each affiliated, combined, consolidated or unitary group of which Laser is a member are true, correct and complete and have been filed in accordance with all applicable laws; (b) Laser has timely paid all taxes shown as due and payable on the Laser Returns that have been so filed (other than taxes which are being contested in good faith and for which adequate reserves are reflected on the Laser Balance Sheet) and, as of the time of filing, the Laser Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of Laser;
(c) Laser has made adequate provision in accordance with GAAP for all taxes payable by Laser for which no Laser Return has yet been filed; (d) the charges, accruals and reserves for taxes with respect to Laser reflected on the Laser Balance Sheet are adequate under GAAP to cover the tax liabilities accruing through the date thereof; (e) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to Laser in respect of any tax where there is a reasonable possibility of an adverse determination; (f)

Laser is not and has not been a member of an affiliated, consolidated, combined or unitary group other than one of which Laser was the common parent.

     6.17 Employees Benefit Plans. Other than as shall be fully described on the Laser Disclosure Schedule as of the Closing, which plan has been inactive, the Company does not maintain, nor has the Company maintained in the past, any employee benefit plans ("as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of the Company, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with the Company, any entity required to be aggregated in a controlled group or affiliated service group with the Company for purposes of ERISA or the Internal Revenue Code of 1986 (the "Code") (including, without limitation, under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time ("Benefit Plans").

     6.18 Environmental Matters. Except as set forth in Laser SEC Filings prior to the date hereof and except as would not, individually or in the aggregate, have a Material Adverse Effect on Laser,

          6.18.1 no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of Laser, is threatened by any governmental entity or other person relating to or arising out of any Environmental Law;

          6.18.2 Laser is and has been in compliance with all Environmental Laws and all Environmental Permits; and

          6.18.3 There are no liabilities of or relating to Laser of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such liability.

          6.18.4 The terms "Laser" shall, for purposes of this Section, include any entity which is, in whole or in part, a corporate predecessor of Laser or any of its subsidiaries.

     6.19 Patents and Other Proprietary Rights. Laser does not have any Intellectual Property Right that is material to its business as now conducted. To the best of Laser's knowledge, Laser has not and does not violate or infringe any Intellectual Property Right of any other person, and Laser has not received any communication alleging that it violates or infringes any Intellectual Property Right of any other person. Except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on Laser, Laser has not been sued for infringing any Intellectual Property Right of another person.

     6.20 Antitakeover Statutes. Excluding any statute or regulation applicable solely by virtue of the jurisdiction in which SCL has been formed as to which Laser takes no position nor makes any representation or warranty, no antitakeover or similar statute or regulation applies to the transactions contemplated hereby.

     6.21 Affiliate Transactions. Neither the Company nor any officer, director or employee of the Company (or any of the relatives or Affiliates of any of the aforementioned Persons) is a party to any agreement, contract, commitment or transaction with the Company or affecting the business of the Company, or has any interest in any property, whether real, personal or mixed, or tangible or intangible, used in or necessary to the Company which will subject the Sellers to any liability or obligation from and after the Closing Date.

     6.22 Trading. The Laser Common is currently listed for trading on the OTC Bulletin Board, and the Company has received no notice that the Laser Common is subject to being delisted therefrom.

     6.23 Investment Representations. Laser is acquiring the SCL Exchange Shares for investment for its own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Laser understands that the offer and sale of the SCL Exchange Shares have not been and will not be registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that Laser's reliance on such exemption is predicated on such Seller's representations set forth herein.

7. REPRESENTATION AND WARRANTIES OF SCL AND THE SCL SIGNATORY SHAREHOLDERS. SCL and the Sellers represent and warrant that:

     7.1 Corporate Existence and Power. SCL is a company duly incorporated, validly existing and in good standing under the laws of British Virgin Islands and has all corporate powers and all Governmental Permits required to carry on its business as now conducted, except for those Governmental Permits the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

     7.2 Articles of Incorporation and By-laws; Minute Books. The copies of the Articles of Incorporation and By-laws (or similar governing documents) of SCL, and all amendments to each are true, correct and complete. The minute books of SCL contains true and complete records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), or similar governing bodies, since the time of its organization. The stock books of SCL are true, correct and complete.

     7.3 Corporate Authorization. The execution, delivery and performance by SCL of this Agreement and the other Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby are within SCL s corporate powers and have been duly authorized by all necessary corporate action. If any vote of or consent by the holders of the outstanding shares of SCL Common or any other securities of SCL is necessary in connection with the consummation of the

Exchange and the other transactions contemplated hereby, each SCL Signatory Shareholder shall vote in favor thereof or provide written consent thereto. This Agreement and each of the other Transaction Documents constitutes a valid and binding agreement of SCL, enforceable against SCL in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies. This Agreement and each of the other Transaction Documents constitutes a valid and binding agreement of each Seller, enforceable against each Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

     7.4 SCL Board Consent. The execution, delivery and performance by SCL of this Agreement and each of the other Transaction Documents has been duly authorized by SCL s Board of Directors, which, approved and adopted this Agreement, the other Transaction Documents, the Exchange and the other transactions contemplated hereby or thereby, which approval satisfies in full any applicable requirements of the British Virgin Islands. The resolutions of the SCL Board attached as Exhibit 7.4 hereto are true, complete and correct copies of the resolutions adopted by SCL's Board relating to the Exchange, this Agreement and the other Transaction Documents.

     7.5 Governmental Authorization. The execution, delivery and performance by SCL, and of each Seller, of this Agreement and the other Transaction Documents and the consummation by SCL, and each Seller, of the transactions contemplated hereby or thereby require no action by or in respect of, or filing with, any Governmental Authority other than compliance with any applicable requirements of Regulation D and Blue Sky Laws, and any other filings, approvals or authorizations which, if not obtained, would not, individually or in the aggregate, have a material adverse effect on SCL or materially impair the ability of SCL or any of the Sellers to consummate the transactions contemplated by this Agreement.

     7.6 Non-Contravention. The execution, delivery and performance by SCL or any of the Sellers, of this Agreement and the other Transaction Documents and the consummation by SCL of the transactions contemplated hereby and thereby do not and will not (a) violate the memorandum of association or bylaws of SCL, (b) assuming compliance with the matters referred to in Sections 6.5 and 7.5, violate any applicable law, rule, regulation, judgment, injunction, order or decree, (c) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of SCL or to a loss of any benefit to which SCL is entitled under any provision of any agreement or other instrument binding upon SCL or any Governmental Permit other similar authorization affecting, or relating in any way to, the assets or business of SCL or any of its subsidiaries, or (d) result the creation or imposition of any Lien or Encumbrance on any asset of SCL except, in the case of clauses (b), (c) and (d), for such matters as would not, individually or in the aggregate, have Material Adverse Effect on SCL or materially impair the ability of SCL to consummate the transactions contemplated by this Agreement.

     7.7 Capitalization; Validity of Securities. The authorized capital stock of SCL consists of 100,000,000 shares of SCL Common. As of the date hereof there are outstanding 600,000 shares of SCL Common. All outstanding shares of capital stock of SCL have been duly authorized and validly issued an are fully paid and non-assessable. Except as set forth in this Section, there are no outstanding
(a) shares of capital stock or voting securities of SCL, (b) securities of SCL convertible into exchangeable for shares of capital stock or voting securities of SCL or (c) options, restricted stock, other stock-based compensation awards or other rights to acquire from SCL or other obligation of SCL to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of SCL, except with respect to the Weida Transaction. There are no outstanding obligations of SCL or any of its subsidiaries to repurchase, redeem or otherwise acquire any securities referred to in clauses (a), (b) or (c) above. Prior to the Closing, SCL will reserve for issuance a number of shares of SCL Common sufficient to issue the SCL Exchange Shares. The SCL Exchange Shares, when transferred and delivered pursuant to the terms of this Agreement, will be duly and validly issued (including, without limitation, compliance with Regulation D and applicable Blue Sky Laws), fully-paid, and non-assessable. The assignments, endorsements, stock powers and other instruments of transfer delivered by each Seller to Laser at the Closing will be sufficient to transfer such Seller's entire interest, legal and beneficial, in the SCL Exchange Shares. Each Seller has full power and authority to convey good and marketable title to all of the SCL Exchange Shares, and upon transfer to Laser of the instruments representing such SCL Exchange Shares, Laser will receive good and marketable title to such SCL Exchange Shares, free and clear of all liens, claims or encumbrances.

     7.8 Subsidiaries. SCL does not as of the date hereof own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity. As disclosed herein, SCL intends to acquire interests in Weida and Suntek.

     7.9 Financial Statements; Absence of Certain Changes. For purposes of this Agreement, "SCL Balance Sheet" means the unaudited balance sheet of SCL, as of the date of its organization, included as Exhibit 7.9 to this Agreement, and "SCL Balance Sheet Date" means such date of organization. Since SCL Balance Sheet Date, the business of SCL and its subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

          7.9.1 any even, occurrence, development or state of circumstances or facts which would, individually or in the aggregate, have a Material
     Adverse Effect on SCL, other than adverse effects resulting from the execution and performance of this Agreement;

          7.9.2 any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of SCL;

          7.9.3 except for the SCL Amendment, there has not been any amendment of any material term of any outstanding security of SCL or any of its subsidiaries;

          7.9.4 any incurrence, assumption or guarantee by SCL or any of its subsidiaries of any material indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices;

          7.9.5 any creation or other incurrence by SCL or any of its subsidiaries of any Lien or Encumbrance on any material asset other than in connection with the Weida Transaction or in the ordinary course consistent with past practices;

          7.9.6 any making of any material loan, advance or capital contributions to or investment in any person other than loans, advances or capital contributions (i) to or investments in Weida or any subsidiaries of SCL formed to effectuate to the Weida Transaction or (ii) made in the ordinary course consistent with past practices;

          7.9.7 any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of SCL or any of its subsidiaries which would, individually or in the aggregate, have a Material Adverse Effect on SCL.

          7.9.8 any transaction or commitment made, or any contract or agreement entered into, by SCL or any of its subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by SCL or any of its subsidiaries of any contract or other right, in either case, material to SCL and its subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

          7.9.9 any (i) grant of any severance or termination pay to any current or former director, officer or employee of SCL or any of its subsidiaries,
     (ii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of the Laser or any of its subsidiaries, (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of SCL or any of its subsidiaries, or (v) increase in compensation, bonus or other benefits payable or otherwise made available to any current or former director, officer or employee of SCL or any of its subsidiaries;

          7.9.10 any material dispute or, with any officer, director or employee of SCL; or any tax election or any settlement or compromise of any tax liability, in either case that is material to SCL and its subsidiaries, taken as a whole.

     7.10 No Undisclosed Material Liabilities. As of the date hereof, there are no liabilities of SCL or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

          7.10.1 liabilities or obligations provided for in SCL Balance Sheet or disclosed in the notes thereto;

          7.10.2 other liabilities or obligations, which would not, individually or in the aggregate, have a Material Adverse Effect on SCL;

          7.10.3 liabilities or obligations under this Agreement; and

          7.10.4 liabilities or obligations incurred or to be incurred in connection with the Weida Transaction.

     7.11 Compliance with Laws and Court Orders. SCL and each of its subsidiaries is and has been in compliance with, and to the best knowledge of SCL, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on SCL.

     7.12 Litigation. There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of SCL, threatened, against or affecting the business of SCL, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of SCL, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12 month period preceding the date hereof; (b) there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of SCL ; and (c) SCL has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

     7.13 Finder's Fee. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of SCL or any of its subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

     7.14 Taxes. Except as set forth in the SCL Balance Sheet (including the notes thereto) and except as would not, individually or in the aggregate, have a Material Adverse Effect on SCL, (a) all tax returns, statements, reports and forms (collectively, the "SCL Returns") required to be filed with any taxing authority by, or with respect to, SCL and its subsidiaries and each affiliated, combined, consolidated or unitary group of which SCL is a member are true, correct and complete and have been filed in accordance with all applicable laws;
(b) SCL and its subsidiaries have timely paid all taxes shown as due and payable on the SCL Returns that have been so filed (other than taxes which are being contested in good faith and for which adequate reserves are reflected on the SCL Balance Sheet) and, as of the time of filing, the SCL Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of SCL and its subsidiaries; (c) the charges, accruals and reserves for taxes with respect to SCL and its subsidiaries reflected on the SCL Balance Sheet are adequate under GAAP to cover the tax liabilities accruing through the date thereof; (d) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to SCL or any of its subsidiaries in respect of any tax where there is a reasonable possibility of an adverse determination; and (e) neither SCL nor any of its subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than one of which SCL was the common parent.

     7.15 Employees Benefit Plans. SCL does not maintain, nor has SCL maintained in the past, any employee benefit plans ("as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of SCL, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with SCL, any entity required to be aggregated in a controlled group or affiliated service group with SCL for purposes of ERISA or the Internal Revenue Code of 1986 (the "Code") (including, without limitation, under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time.

     7.16 Environmental Matters. Except as would not, individually or in the aggregate, have a Material Adverse Effect on SCL: (a) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of SCL, is threatened by any governmental entity or other person relating to or arising out of any Environmental Law; and (b) there are no liabilities of or relating to SCL or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such liability.

     7.17 Patents and Other Proprietary Rights. Neither SCL nor any of its subsidiaries has any Intellectual Property Right that is material to its business as now conducted. To the best of SCL's knowledge, neither SCL nor any of its subsidiaries has not and does not violate or infringe any Intellectual Property Right of any other person, and neither SCL nor any of its subsidiaries has received any communication alleging that it violates or infringes any Intellectual Property Right of any other person. Except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on SCL, neither SCL nor any of its subsidiaries has been sued for infringing any Intellectual Property Right of another person.

     7.18 Antitakeover Statutes. Except as provided in Section 7.5 hereof, no antitakeover or similar statute or regulation applies to the transactions contemplated hereby.

     7.19 Investment Representations.

          7.19.1 Each Seller is acquiring the Laser Exchange Shares for investment for such Seller's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof.

          7.19.2 Each Seller understands that the offer and sale of the Laser Exchange Shares have not been and will not be registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to
     Section 4(2) thereof, and that Laser's reliance on such exemption is predicated on such Seller's representations set forth herein.

          7.19.3 Each Seller is an Accredited Investor.

          7.19.4 Each Seller acknowledges that such Seller can bear the economic risk of this investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Laser Exchange Shares.

8. COVENANTS OF LASER AND LASER SIGNATORY SHAREHOLDER PENDING CLOSING. Each of the Laser Signatory Shareholders, to the extent within each Shareholder's control, and Laser covenants that from the date hereof until the first to occur of the Closing Date and the Termination Date, except as otherwise provided in this Agreement:

     8.1 Preservation. Laser shall:

          8.1.1 maintain its corporate existence in good standing;

          8.1.2 preserve intact in all material respects its business organization, preserve its goodwill, exercise reasonable efforts to keep available the services of Laser's current officers and employees, to preserve the goodwill of those having business relations with Laser, and perform all contracts to which Laser is a party; and

          8.1.3 maintain in effect all of its currently existing insurance coverage, if any, or substantially equivalent insurance coverage; and

          8.1.4 notify SCL immediately of any litigation or other proceeding in which Laser or any of its executive officers or directors is named as a defendant or respondent.

     8.2 Negative Covenants. Laser shall not and the Laser Signatory Shareholders agree they shall not, except as contemplated by this Agreement or as may be necessary to effect the transactions contemplated by this Agreement, do or propose to do or vote their shares in favor of or consent to any of the following:

          8.2.1 amend or otherwise modify its certificate of incorporation or by-laws;

          8.2.2 issue, sell, dispose of or subject to any Lien or Encumbrance or authorize the issuance, sale, disposition, or Encumbrance of, or grant or issue any option, warrant or other right to acquire, or make any agreement with respect to, any shares of any class of Laser's capital stock or any security convertible into or exercisable for any such shares, or alter any of the terms of any outstanding security or make any change in its authorized or outstanding capital stock or its capitalization, whether by reason of any reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, any stock dividend or otherwise, or permit the exercise of any outstanding options;

          8.2.3  declare,   set  aside,  make  or  pay  any  dividend  or  other
     distribution to any shareholder with respect to any class of its capital stock;

          8.2.4 redeem, purchase or otherwise acquire any of its outstanding securities;

          8.2.5 encumber any of its material assets or properties;

          8.2.6 increase the compensation or other remuneration or benefits payable or to become payable to any director or executive officer, or increase the compensation or other remuneration of benefits payable or to become payable to any other employee, consulting or agent;

          8.2.7 adopt or, except as required by applicable law, amend or make any unscheduled contribution to any employee benefit plan for or with employees, or hire any employees;

          8.2.8 enter into any material contracts or terminate or modify any contract, other than in furtherance of the purposes of this Agreement, except for any termination upon the expiration of any contract prior to the earlier of the Closing Date or Termination Date in accordance with the terms of such contract;

          8.2.9 create, incur, assume or otherwise become liable for any indebtedness in an aggregate amount in excess of $5,000, other than indebtedness in furtherance of the transactions contemplated by any of the Transaction Documents;

          8.2.10 commence any new operations, whether by acquiring or developing any line of business;

          8.2.11 cancel, compromise, release or waive any material receivable, claim or right;

          8.2.12 change its method of accounting or the accounting principles or practices used in the preparation of the Laser Financial Statements, other than as required by GAAP or SEC accounting rules or as may be requested in writing by SCL's auditors;

          8.2.13 make any loan or advance to any person or acquire any capital stock or other securities or ownership interest in or any material amount of assets of any other business enterprise, or make any material capital investment or expenditure or capital improvement;

          8.2.14 institute or settle any action or proceeding before any Governmental Authority relating to Laser, the issuance of any securities of Laser, or any of its material assets or properties;

          8.2.15 adopt any plan of dissolution or liquidation;

          8.2.16 make any new election or change in any current election with respect to any Taxes, or settle or compromise any federal, state local or foreign Tax liability or agree to the extension of any statute of limitations;

          8.2.17 take any action that would render any of the representations or warranties of Laser contained in this Agreement misleading, untrue or incorrect in any material respect (subject to any limitations on materiality set forth therein), or cause Laser or any Laser Signatory
     Shareholder to breach or fail to satisfy or comply with any covenant, condition or agreement of Laser or any Laser Signatory Shareholder contained herein or in any of the other Transaction Documents in any material respect.

          8.2.18 violate the terms of the Standstill Agreement.

     8.3 Access and Information. Subject to the provisions of Section 10.3 hereof, Laser shall give to SCL and to SCL's counsel, accountants, and other representatives full access, during normal business hours throughout the period from the date hereof through the Closing Date, to all of Laser's properties, books, contracts, commitments, and records, and furnish SCL during such period with all such information concerning Laser's affairs as SCL may reasonably request.

     8.4 Reservation of Laser Exchange Shares. Prior to the Closing, Laser shall have reserved for issuance pursuant to this Agreement the number of shares of Laser Common sufficient to issue the Laser Exchange Shares, including the Additional Laser Shares, as provided in Section 3 to this Agreement.

     8.5 Board of Directors.

          8.5.1 Laser and each Laser Signatory Shareholder who is a member of the Laser Board, hereby covenants and agrees from the Closing Date, and subject to the Board of Directors consisting of no less than a total of five (5) directors, that the SCL Signatory Shareholders shall have the right to designate two directors to the Laser Board and acceptable to the Laser Board in the good faith exercise of its reasonable business judgment(the "SCL Designees"), which right shall not be assignable. To the extent that there are any openings on the Laser Board as of the Closing Date, Laser and each Laser Signatory Shareholder who is a member of the Laser Board shall take such steps as to have such vacancies filled by the SCL Designees. Laser and each Laser Signatory Shareholder who is a member of the Laser Board further agrees that they shall take such action necessary to nominate such SCL Designees at the initial annual meeting of stockholders held after the Closing and at every annual meeting thereafter unless waived by the SCL Signatory Shareholders, to insure that the SCL Designees remain Directors.

          8.5.2 The SCL Designees may not be removed or replaced without the prior written consent of the SCL Signatory Shareholders, except for any removal of such individual for Cause (but subject to the rights of the SCL Signatory Shareholders to fill such vacancy and of the Board of Directors to except the SCL Designee, as provided herein).

          8.5.3 Laser agrees that the SCL Designees shall be entitled to and shall receive the same compensation as other members of the Laser Board receive for serving on the Laser Board.

          8.5.4   Anything   contained   in  this   Section   to  the   contrary
     notwithstanding,   Laser,   the  Laser  Board  and  each  Laser   Signatory
     Shareholder who is a member of the Laser Board shall not have any obligation under this Section to do any act or thing which violates any provision of applicable law, rules or regulations whether of New Jersey or applicable Federal or state securities laws, rules or regulations.

     8.6 Covenants of Laser Signatory Shareholders. By executing this Agreement, the Laser Signatory Shareholders agree to vote their respect shares in favor of, or consent to, an action that may be required to be taken by Laser Shareholders in connection with the transactions contemplated by this Agreement or any other Transaction Document. Further each Laser Signatory Shareholder who is a member of the Laser Board agrees to act furtherance of the obligations provided in Paragraph 8.5.

9. COVENANTS OF SCL AND THE SCL SIGNATORY SHAREHOLDERS PENDING CLOSING. SCL and the SCL Signatory Shareholders, as applicable, covenant and agree that from the date hereof until the first to occur of the Closing Date and the Termination Date, except as otherwise provided in this Agreement:

     9.1 Preservation. SCL shall:

          9.1.1 maintain its corporate existence in good standing;

          9.1.2 preserve intact in all material respects its business organization, preserve its goodwill, exercise reasonable efforts to keep available the services of its current officers and perform all contracts to which SCL is or becomes a party;

          9.1.3 maintain in effect all of its currently existing insurance coverage, if any, or substantially equivalent insurance coverage; and

          9.1.4 notify Laser immediately of any litigation or other proceeding in which SCL or any of its executive officers or directors is named as a defendant or respondent.

     9.2 Negative Covenants. SCL shall not and the SCL Signatory Shareholders agree they shall not, except as contemplated by this Agreement or as may be necessary to effect the transactions contemplated by this Agreement, including, without limitation, the Weida Transaction, raising the Minimum Equity Investment and selling SCL Common in consideration therefor, do or propose to do or vote their shares or otherwise consent to any of the following:

          9.2.1 amend or otherwise modify its memorandum of association or by-laws;

          9.2.2 issue, sell, dispose of or subject to any Lien or Encumbrance or authorize the issuance, sale, disposition, or Encumbrance of, or grant or issue any option, warrant or other right to acquire, or make any agreement with respect to, any shares of any class of Laser's capital stock or any security convertible into or exercisable for any such shares, or alter any of the terms of any outstanding security or make any change in its authorized or outstanding capital stock or its capitalization, whether by reason of any reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, any stock dividend or otherwise, or permit the exercise of any outstanding options;

          9.2.3  declare,   set  aside,  make  or  pay  any  dividend  or  other
     distribution to any shareholder with respect to any class of its capital stock;

          9.2.4 redeem, purchase or otherwise acquire any of its outstanding securities;

          9.2.5 increase the compensation or other remuneration or benefits payable or to become payable to any director or executive officer, or increase the compensation or other remuneration of benefits payable or to become payable to any other employee or consultant or agent;

          9.2.6 adopt or, except as required by applicable law, amend or make any unscheduled contribution to any employee benefit plan for or with employees, or higher any employees;

          9.2.7 terminate or modify any contract, other than in furtherance of the purposes of this Agreement, except for any termination upon the expiration of any contract prior to the earlier of the Closing Date or Termination Date in accordance with the terms of such contract;

          9.2.8 create, incur, assume or otherwise become liable for any indebtedness in an aggregate amount in excess of $60,000, other than indebtedness in furtherance of the transactions contemplated by any of the Transaction Documents, including, without limitation, the Weida Transaction;

          9.2.9 cancel, compromise, release or waive any material receivable, claim or right of SCL;

          9.2.10 adopt accounting principles or practices other than as required by GAAP or SEC accounting rules or as may be recommended by SCL's auditors;

          9.2.11 make any loan or advance to any person or acquire any capital stock or other securities, or ownership interest in or any material amount of assets, of any other business enterprise, or make any material capital investment or expenditure or capital improvement;

          9.2.12 adopt any plan of dissolution or liquidation;

          9.2.13 settle or compromise any federal, state local or foreign Tax liability or agree to the extension of any statute of limitations;

          9.2.14 take any action that would render any of the representations or warranties of SCL contained in this Agreement misleading, untrue or incorrect in any material respect (subject to any limitations on materiality set forth therein), or cause SCL or any SCL Signatory
     Shareholder to breach or fail to satisfy or comply with any covenant, condition or agreement of SCL or any SCL Signatory Shareholder contained herein or in any of the other Transaction Documents in any material respect.

          9.2.15 violate the terms of the Standstill Agreement.

     9.3 Access and Information. Subject to the provisions of Section 10.3 hereof, SCL shall give to Laser and to Laser's counsel, accountants, and other representatives full access, during normal business hours throughout the period from the date hereof through the earlier of the Closing Date and the Termination Date, to all of SCL's properties, books, contracts, commitments, and records, and furnish Laser during such period with all such information concerning SCL's affairs as Laser may reasonably request.

     9.4 Reservation of SCL Exchange Shares. Prior to the Closing, SCL shall have reserved for issuance pursuant to this Agreement the number of shares of SCL Common sufficient to issue the SCL Exchange Shares, as provided in Section 3 to this Agreement.

     9.5 Covenants of SCL Signatory Shareholders. The SCL Signatory Shareholders agree to vote their respective shares in favor of, or consent to, an action that may be required to be taken by SCL Shareholders in connection with the transactions contemplated by this Agreement or any other Transaction Document.

10. COVENANTS OF THE PARTIES PENDING AND FOLLOWING CLOSING.

     10.1 British Virgin Island Filings. The parties shall cooperate with each other and SCL's U.S. and BVI counsel in preparing and filing, and shall, upon execution and delivery of this Agreement, prepare and file with the appropriate Governmental Authority or Authorities all documents and instruments that may be required to permit the Laser Shareholders, including, without limitation, the Laser Signatory Shareholders, to effectuate the Exchange of SCL Exchange Shares for Laser Exchange Shares. SCL represents and warrants that as of the date hereof, it is not aware of any filings being necessary.

     10.2 Initial 8-K. Upon Closing, Laser shall prepare and cause its counsel to prepare and provide to SCL and its counsel for review, a Current Report on Form 8-K (the "Initial 8-K") for filing with the SEC with respect to the execution and delivery of this Agreement. SCL and its counsel shall provide Laser and its counsel with any comments on the Initial 8-K no later than one business day prior to the due date for filing same with the SEC, provided that SCL and its counsel shall have received a draft of same no later than five (5) business days prior to such due date. SCL shall provide Laser with such information as Laser may reasonably request in connection with the preparation of the Initial 8-K without violating any of the requirements of Regualtion FD.

     10.3 Confidentiality. Each of the parties covenant and agree to keep confidential any and all material non-public information which it has heretofore obtained or shall hereafter obtain, directly or indirectly, from Laser or SCL pursuant to this Agreement or otherwise, and agrees not to use the same except for the purpose of this Agreement or to disclose the same to any party except as provided below, without Laser's prior written consent; provided that the terms of this Section 10.3 shall not extend to any such information that: (a) is already publicly known; (b) has become publicly known without any fault of the disclosing party or anyone to whom SCL or Laser has made disclosure in compliance with the terms of this Section 10.3; or (c) is required to be disclosed to any Governmental Authority as a result of operation of law, regulation, or court order; provided, however, that party wishing to make any disclosure pursuant to this clause (c) shall have first given prompt written notice, if permitted, of such requirement to SCL and Laser and cooperates with Laser and SCL to restrict such disclosure and/or obtain confidential treatment thereof. The foregoing notwithstanding, SCL may disclose such information to each of its directors, officers and their respective affiliates, and their employees, and representatives, which representatives have a need to know such information; provided that SCL informs such persons of the restrictions set forth in this Section 10.3 with respect to such information and such persons agree in writing to comply with the provisions of this Section 10.3. SCL further agrees to give prompt notice to Laser of any disclosure made by the Purchaser or any of its directors, officers and their respective affiliates, its employees, or representatives in breach of this Section 10.3, to the extent SCL has knowledge of such disclosure; provided that SCL shall have no liability for losses incurred by Laser or any of its directors, officers, employees, shareholders or representatives solely as the result of Laser's failure, following its actual receipt of notice from SCL of disclosure of information in breach of this Agreement, to make prompt public disclosure of the information so disclosed. For purposes of this Section 10.3, the knowledge of the Purchaser shall mean the actual knowledge of Mitchell Sepaniak or any successors to him as President of SCL.

     10.4 Standstill Agreement. Prior to the Closing or earlier termination of this Agreement, neither Laser, SCL, nor any of the Laser Signatory Shareholders or SCL Signatory Shareholders may discuss or negotiate with any other corporation, firm or person, or entertain or consider any inquiries, or proposals relating to the possible disposition of their shares of capital stock of either SCL or Laser, and each of them will cause SCL or Laser, respectively, to conduct business only in the ordinary course except that SCL may undertake investigation, discussion and/or negotiations with potential acquisition candidate companies and/or strategic investors, provided that such negotiations, discussions and investigations are in furtherance of SCL's business plan or the Weida Transaction. Notwithstanding the foregoing, each party shall be free to engage in activities mentioned in the preceding sentence which are designed to further the mutual interests of the parties for the contemplated Exchange and Reorganization of the companies and advancement of SCL's business plan.

     10.5 Additional Filings. The parties shall cooperate with respect to all other filings, applications and notices required to be submitted to any Governmental Authorities and other Persons, or necessary or proper to carry out the transactions contemplated by any of the Transaction Documents or the Weida Transaction.

     10.6 Closing Report. Upon Closing, Laser shall prepare and cause its counsel to prepare and provide to SCL and its counsel for review, a Current Report on Form 8-K for filing with the SEC with respect to the consummation of the transactions contemplated by this Agreement (the "Closing Report"). SCL and its counsel shall provide Laser and its counsel with any comments on the draft of the Closing 8-K no later than one business day prior to the due date for filing same with the SEC, provided that SCL and its counsel shall have received a draft of same no later than five (5) business days prior to such due date. SCL shall provide Laser with such information as Laser may reasonably request in connection with the preparation of the Closing 8-K without violating any of the requirements of Regulation FD. SCL and Laser shall, and shall cause their respective auditors to, cooperate in the preparation of the financial statements required to be filed with or as an amendment to the Closing Report (the "Exchange Financial Statements").

     10.7 Notification as to Certain Events. Each party shall promptly notify the others of (a) the occurrence or non-occurrence of any fact or event of which such party has knowledge that would be reasonably likely (i) to cause any representation or warranty of such party contained in this Agreement to be untrue or incorrect in any material respect at any time from the date hereof to the Closing or (ii) to cause any covenant, condition or agreement of such party in this Agreement not to be complied with or satisfied in any material respect and (b) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect any of the representations or warranties of such party, or the right of the other party to rely thereon, or the conditions to the obligations of the parties, or the remedies available hereunder, except as otherwise provided in Section 13. The parties shall give prompt notice to the other parties of any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement.

     10.8 Reasonable Efforts; Further Action. Upon the terms and subject to the conditions contained herein, each of the parties hereto shall use its reasonable efforts (exercised diligently and in good faith) to take, or cause to be taken, all actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary authorizations and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. If, at any time after the Closing, any such further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of Laser and SCL immediately prior to the Closing are fully authorized in the name of their respective companies or otherwise to take, and will take, all such lawful and necessary or desirable action.

     10.9 Restriction on Sale of Laser Stock. Subject to Laser not issuing Laser Common in any transaction where Laser, as an entity is valued at less than $10,000,000 in the aggregate:

          10.9.1 Each Laser Signatory Shareholder hereby agrees that such party shall not (i) directly or indirectly sell, assign, mortgage, hypothecate, transfer, pledge, lien, encumber, give or in any way otherwise dispose of (collectively, a "Transfer") any of the Laser Common owned or controlled by such party or (ii) announce an intent to perform a Transfer, for a period of two (2) years from the date of the Closing.

          10.9.2 Notwithstanding the provisions of the previous subparagraphs, should Mitch Sepaniak ("Sepaniak") propose to accept one or more bona fide offers from any persons to purchase shares of Stock from Sepaniak or participate in the public sale, pursuant to a registration statement, or otherwise, (subject to applicable securities laws), (collectively the "Purchase Offer"), then Sepaniak shall promptly notify the Laser Signatory Shareholders of the terms and conditions of such Purchase Offer.

          (a) Right to Participate. Each of the Laser Shareholders (for the purposes of this section, each electing party a "Participating Shareholder") shall have the right, exercisable upon written notice to Sepaniak within twenty-one (21) business days after receipt of the notice of the Purchase Offer, to participate in the sale of Laser Common as will Sepaniak on the same terms and conditions as Sepeniak. To the extent a Participating Shareholder exercises such right of participation, the number of shares of Laser Common which Sepaniak may sell pursuant to such Purchase Offer shall be correspondingly reduced. The right of participation of each Participating Shareholder shall be subject to the following terms and conditions:

          (i) Each Participating Shareholder may sell all or any part of that number of shares of Laser Common equal to the product obtained by multiplying (i) the aggregate number of shares of Laser Common covered by the Purchase Offer (or to be included in the public offering) by (ii) a fraction the numerator of which is the number of shares of Laser Common at the time owned by such Participating Shareholder and the denominator of which is the combined number of shares of Laser Common at the time owned by Sepaniak (including, in each case, shares transferred to Permitted Transferees as hereinafter defined in accordance herewith) and all of the Participating Shareholders.

          (ii) A Participating Shareholder may participate in the sale by delivering to Sepaniak for transfer to the Purchase Offeror (or as provided in the registration statement) one or more certificates, properly endorsed for transfer, which represent the number of shares of Laser Common which such Participating Shareholder elects to sell pursuant to this Section.

          (b) Consummation of Sale. The Laser Common certificate or certificates which the Participating Shareholder delivers to Sepaniak shall be transferred by Sepaniak to the Purchase Offeror (or delivered per the public offer) in consummation of the sale of the Laser Common pursuant to the terms and conditions specified in the notice to the Participating Shareholder, and Sepaniak shall promptly thereafter remit to such Participating Shareholder that portion of the sale proceeds to which such Participating Shareholder is entitled by reason of its participation in such sale.

          (c) Ongoing Rights. The exercise or non-exercise of the rights of the Laser Signatory Shareholders hereunder to participate in one or more sales of Laser Common made by Sepaniak shall not adversely affect the rights of Laser Signatory Shareholders to participate in any subsequent sale of Laser Common by Sepaniak.

          (d) Permitted Exemptions. The participation rights of the Laser Signatory Shareholders shall not apply to (a) any pledge of Laser Common made by Sepaniak pursuant to a bona fide loan transaction which creates a mere security interest, (b) any transfer to the Company pursuant to a written agreement between the Company and Sepaniak providing for the right of such repurchase or to Sepaniak's ancestors or descendants or spouse or to a trustee for their benefit, or (c) any bona fide gift; provided that
     (i) Sepaniak shall inform the Laser Signatory Shareholders of such pledge, transfer or gift prior to effecting it and (ii) the pledgee, transferee or donee (collectively, the "Permitted Transferees") shall furnish the Laser Signatory Shareholderss with a written agreement to be bound by and comply with all provisions of this Agreement applicable to Sepaniak.

          (e) Termination of Co-Sale/Tag Along Rights. The rights of the Laser Signatory Shareholders under this provision and the obligations of Sepaniak with respect to the Laser Signatory Shareholders shall terminate at such time as the Laser Signatory Shareholders shall no longer be the owner of any shares of Laser Common. Unless sooner terminated in accordance with the preceding sentence, this Agreement shall terminate upon the occurrence of any one of the following events:

               (i) the liquidation, dissolution or indefinite cessation of the business operations of the Company;

               (ii) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company; or

               (iii) the consummation of an underwritten public offering of the Laser Common registered under the Securities Act of 1933, as amended.

          10.9.3 This agreement is in addition to and not in lieu of any restrictions on Transfer provided by applicable rules and regulations including, without limitation, Rule 144 of the Securities Act.

11. DELIVERIES AT CLOSING.

     11.1 Laser and the Laser  Signatory  Shareholders  shall  deliver to SCL at
Closing:

          11.1.1 certificates representing the Laser Exchange Shares, duly endorsed in blank for transfer;

          11.1.2 a certificate of an executive officer of Laser certifying that the representations and warranties of Laser contained in this Agreement are true and correct on the Closing Date (except those representations and warranties which by their terms refer to another date or dates and that Laser has satisfied all of the conditions to Closing which it is required to satisfy pursuant to Section 12 hereof;

          11.1.3 a copy of a certificate of good standing for Laser issued not more than ten (10) days prior to Closing by the New Jersey Secretary of State; and

          11.1.4 a certificate of the Secretary of Laser certifying as to the incumbency and signatures of the officers of Laser executing and delivering documents at Closing, and that attached to such certificate are true and correct copies of the memorandum of association and by-laws of Laser, each as amended to the Closing Date.

          11.1.5 opinion of counsel to Laser to be annexed as Exhibit 11.1.5 hereto, in form and substance substantially as delivered in transactions of this nature and legally satisfactory to counsel for SCL, in the exercise of their reasonable legal judgement, provided that such opinion may be given by Laser's New York State counsel and may refer to, and rely upon, an opinion of New Jersey counsel to Laser as to matters of New Jersey law.

     11.2 SCL and/or the SCL  Signatory  Shareholders  shall deliver to Laser at
Closing:

          11.2.1 certificates representing the SCL Exchange Shares or other evidence of issuance and ownership thereof;

          11.2.2 a certificate of an executive officer of SCL certifying that the representations and warranties of SCL contained in this Agreement are true and correct on the Closing Date (except those representations and warranties which by their terms refer to another date or dates and that SCL has satisfied all of the conditions to Closing which it is required to satisfy pursuant to Section 12 hereof;

          11.2.3 a copy of a certificate of good standing for SCL issued not more than ten (10) days prior to Closing by appropriate British Virgin Islands Governmental Authority, provided that good standing certificates are generally available from such Authority on a timely basis; and

          11.2.4 a certificate of the Secretary of SCL certifying as to the incumbency and signatures of the officers of SCL executing and delivering documents at Closing, and that attached to such certificate are true and correct copies of the memorandum of association and by-laws of SCL, each as amended to the Closing Date.

          11.2.5 evidence that SCL has the Minimum Equity Investment;

          11.2.6 an opinion of counsel to SCL to be annexed as Exhibit 11.2.6 hereto, in form and substance substantially as delivered in transaction of this nature and legally satisfactory to counsel for Laser, in the exercise of their reasonable legal judgement; provided that such opinion may be given by SCL's U.S. counsel and may refer to, and rely upon, an opinion of British Virgin Islands counsel to SCL as to matters of British Virgin Islands law.

12. CONDITIONS TO OBLIGATIONS OF THE PARTIES.

     12.1 Conditions to Obligations of All Parties. The obligations of the parties to consummate the Exchange and the other transactions contemplated hereby are subject to the satisfaction of the following conditions:

          12.1.1 On or prior to the Closing Date, the British Virgin Islands Monetary Authority and any other Governmental Authority in British Virgin Islands having jurisdiction shall have approved the issuance of the SCL Exchange Shares to Laser, the Fund and any other Person that contributes to the Minimum Equity Investment.

          12.1.2 SCL shall have filed a Form 99 and all other documents required to be filed under New York Blue Sky Laws.

     12.2 Conditions to Obligations of Laser and the Laser Signatory I Shareholders. The obligations of Laser and the Laser Signatory Shareholders to consummate the Exchange and the other transactions contemplated hereby are subject to the satisfaction of the following conditions:

          12.2.1 Each of SCL and the Sellers shall have performed, in all material respects, all of their respective obligations under this Agreement required to be performed by it at or prior to the Closing Date;

          12.2.2 the  respective  representations  and warranties of SCL and the
     SCL Signatory Shareholders contained in this Agreement and in any certificate or other writing delivered by SCL or any such Shareholder pursuant to this Agreement shall be true in all material respects at and as of the Closing Date as if made at and as of such time, except to the extent that particular representations or warranties are made as of other specified date or dates, in which event, they shall be true in all material respects as of such other date or dates, respectively, and Laser shall have received a certificate signed by an executive officer of SCL (which certificate shall not impose any personal liability on such officer) to the foregoing effect;

          12.2.3 SCL shall have received the Minimum Equity Investment and shall have provided evidence thereof reasonably satisfactory to Laser.

     12.3 Conditions to Obligations of SCL and the SCL Signatory Shareholders. The obligations of SCL and the SCL Signatory Shareholders to consummate the Exchange and the other transactions contemplated hereby are subject to the satisfaction of the following conditions:

          12.3.1 Each of Laser and the Laser Signatory Shareholders shall have performed, in all material respects, all of their respective obligations under this Agreement required to be performed by it at or prior to the Closing Date;

          12.3.2 the respective representations and warranties of Laser and the Laser Signatory Shareholders contained in this Agreement and in any certificate or other writing delivered by Laser or any such Shareholder pursuant to this Agreement shall be true in all material respects at and as of the Closing Date as if made at and as of such time, except to the extent that particular representations or warranties are made as of other specified date or dates, in which event, they shall be true in all material respects as of such other date or dates, respectively, and Laser shall have received a certificate signed by an executive officer of Laser (which certificate shall not impose any personal liability on such officer) to the foregoing effect;

          12.3.3 The Reverse Split shall have been effected prior to the Closing Date;

          12.3.4 Laser shall remain, through the Closing Date, (i) a company in good standing and whose shares are admitted for listing on the Over-the-Counter Bulletin Board (the "OTCBB") and there shall be no inquiry pending or threatened that could result in de-listing of Laser Common for trading on the OTCBB and (ii) current in filing reports with the SEC;

          12.3.5 The Exchange does not violate any Federal or state law, rule or regulation to which Laser is subject, and Laser shall have received all necessary approvals and consents of the Laser Board and its shareholders, if applicable.

          12.3.6 The number of shares of Laser Common, Laser Preferred and of Options on the date hereof shall be no greater on the Closing Date, and no other securities of Laser shall be outstanding and there shall be no commitment outstanding on the Closing Date to issue any such securities (other than as provided in this Agreement).

          12.3.7 The applicable Governmental Authorities of British Virgin Islands shall have authorized the issuance of the SCL Exchange Shares as provided herein and Laser and the Laser Signatory Shareholders shall have provided all documents and information required or requested by any such Authority as a condition to authorizing such issuance.

13. TERMINATION.

     13.1 Right to Terminate. This Agreement may be terminated prior to Closing, and the contemplated transactions abandoned at any time prior to the Closing Date without liability to either party, except as specified below in this
Section 13, upon:

          13.1.1 by mutual written agreement of Laser and SCL;

          13.1.2 by Laser or SCL if (i) any provision of any applicable law or regulation or any judgment, injunction, order or decree of a court of competent jurisdiction that prohibits the consummation of the Exchange is entered and shall have become final and non-appealable, which law, regulation, judgment, injunction, order or decree is not based upon the requirement of approval of Laser's shareholders, provided that the party seeking to terminate this Agreement pursuant to this clause (i) of this paragraph (b) shall have used its reasonable best efforts to remove any such injunction, order or decree; or (iii) SCL shall not have received the Auditor's Notice by August 1, 2003.

          13.1.3 by Laser if, at any time prior to the Closing Date: (i) SCL does not raise the Minimum Equity Investment; or (ii) any of the conditions to the obligations of Laser set forth in Section 12.2 hereof shall not have been satisfied in any material respect; and

          13.1.4 by SCL if, at any time prior to the Closing Date: (i) any of the conditions to the obligations of SCL set forth in Section 12.3 hereof shall not have been satisfied in any material respect; or (ii) if the due diligence review by SCL or its representatives of Laser's books and records reveals a breach of any of the representations and warranties of Laser or any Laser Signatory Shareholder contained herein or in any certificate delivered pursuant to this Agreement or there is any material adverse change in the business or financial condition or its results of operations of Laser from those as presented in the Laser 2002 Annual Report.

     13.2 Termination Date; Notice of Termination. Any party may exercise its right under Section 13.1 hereof to terminate this Agreement by giving notice thereof in writing to each of the other parties (the "Termination Notice"). This Agreement shall terminate on the date on which the first Termination Notice shall have been received by SCL or Laser pursuant to Section 15 hereof.

     13.3 Effects of Termination. In the event of termination of this Agreement pursuant to this Section 13 ("Termination"), each of the parties hereby expressly waive their rights to recover all other damages, fees, costs, and expenses, including incidental, consequential and punitive damages, from any of the other parties as a result of any termination of this Agreement; provided, however, that: (i) the Escrow Funds deposited pursuant to the Deposit Escrow Agreement shall be distributed by the Escrow Agent as provided therein, and this Section shall constitute an amendment to the Deposit Escrow Agreement extending the term thereof through the first to occur of the Closing Date and the Termination Date; and (ii) if either SCL or Laser terminates this Agreement in bad faith, the non-terminating party shall be entitled to recover reasonable attorneys' and auditors' fees, costs and expenses expended in connection with the Exchange. Effective as of the Termination Date, this Agreement shall forthwith become void and of no further force or effect, except for: (x) the obligations pursuant to this Section 13.3; and (y) the obligations of confidentiality set forth in Section 10.3 hereof.

14. NATURE AND SURVIVAL OF REPRESENTATIONS. All representations, warranties and covenants of the parties contained herein or in any certificate or other instrument delivered by or on behalf of any of the parties pursuant hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by such party, respectively, but shall not survive the Closing, provided, however, that representations of any party with respect to any Tax matter, any Environmental Liability, any ERISA matter or matter related to any employee benefit plan shall survive until expiration of the applicable statute of limitations.

15. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

     If to Laser or any Laser Signatory Shareholder, to:

                    Carl Lanzisera

                    Chief Executive Officer
                    Laser Recording Systems, Inc.
                    13 59 New York Avenue
                    Huntington Station, New York 11746
                    Fax No: 631-421-6392

     with a copy to:

                    Raice, Paykin & Krieg
                    185 Madison Avenue
                    10th Floor
                    New York, New York 10016
                    Fax No.: (212)604-9022
                    Attention: Dave Thomas, Esq.

     If to SCL or any SCL Signatory Shareholder, to:

                    Mitchell Sepaniak, President
                    SCL Ventures, Inc.
                    720 Eider Down Court
                    Alpharetta, GA 30033
                    Fax No.: (678) 624-2589

     with a copy to:

                    Beckman, Lieberman & Barandes
                    116 John Street
                    Suite 1313
                    New York, New York 10038
                    Fax No.: (212) 608-9687
                    Attention: Robert Barandes, Esq.

Or such other address or fax number as such party may hereafter specify for purposes of notice by giving notice to the other parties hereto. All such notices, requests and other communications shall be deemed given on the date of receipt by the recipient thereof, if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt, or if received later, the next succeeding business day in the place of receipt.

16. AMENDMENTS; NO WAIVERS. Any provision of this Agreement may be amended or waived prior to the last to occur of the Closing Date and the Termination Date but only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

17. GOVERNING LAW; ARBITRATION. This Agreement has been prepared, negotiated and delivered in the State of New York and shall be governed by, and construed in accordance with, the laws of that State, without giving effect to the principles thereof relating to the conflict of laws. Any dispute arising pursuant to or in any way related to this Agreement or the transactions contemplated hereby shall be settled by arbitration, provided, however, that nothing in this Section shall restrict the right of either party to apply to a court of competent jurisdiction for emergency relief pending final determination of a claim by arbitration in accordance with this Section. All arbitration shall be conducted in New York, New York, in accordance with the rules and regulations of the American Arbitration Association then obtaining. The laws of New York shall govern the disposition of any such arbitration. The decision of the arbitrator shall be binding upon the parties and judgment in accordance with that decision may be entered in any court of competent jurisdiction. Each party hereby submits to the jurisdiction of the American Arbitration Association and consents to the venue stated in this Section.

18. ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

19. SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that SCL may transfer or assign, to one or more of its affiliates, the right to enter into the transactions contemplated by this Agreement.

20. ENTIRE AGREEMENT. This Agreement and the Deposit Escrow Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written between or among any of the parties with respect to the subject matter hereof and thereof.

21. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written, by signing on the appropriate signature page hereto.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

                               SCL SIGNATURE PAGE
                                       TO
                      EXCHANGE AGREEMENT DATED MAY 20, 2003


SCL VENTURES, LTD.


By:_________________________________
     Mitchell Sepaniak
     President

SCL SIGNATORY SHAREHOLDERS


-----------------------------           -----------------------------
      Mitchell Sepaniak                           Jack Chen


                                        ------------------------------
                                               Norman Rothstein

                              LASER SIGNATURE PAGE
                                       TO
                      EXCHANGE AGREEMENT DATED MAY 20, 2003

LASER RECORDING SYSTEMS, INC.


By:________________________________
     Carl Lanzisera
     Chief Executive Officer


LASER SIGNATORY SHAREHOLDERS:


-----------------------------------          ----------------------------------
        Carl Lanzisera                                 Carrie Neivera

-----------------------------------
        Harvey Kash

                                LIST OF EXHIBITS

Exhibit A - Laser Disclosure Schedule

Exhibit B - SCL Disclosure Schedule

                                    EXHIBIT A

                            LASER DISCLOSURE SCHEDULE

No additional information required other than relative to inactive retirement plan.

                                    EXHIBIT B

                             SCL DISCLOSURE SCHEDULE

No additional information required.

                                   EXHIBIT 6.4
                               Laser Board Consent
To be provided prior to or at Closing

                                   EXHIBIT 7.4
                                SCL Board Consent

To be provided prior to or at Closing

                                   EXHIBIT 7.9
                            SCL Financial Statements

To be provided prior to or at Closing

                                 EXHIBIT 11.1.5
                            Laser opinion of counsel

To be provided prior to or at Closing

                                 EXHIBIT 11.2.6
                             SCL opinion of counsel

To be provided prior to or at Closing

                                TABLE OF CONTENTS


     1.   INCORPORATION OF RECITALS; CERTAIN DEFINITIONS; CONSTRUCTION.
           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

     2.   PLAN OF REORGANIZATION. . . . . . . . . . . . . . . . . . . . . 6

     3.   THE EXCHANGE;  REVERSE SPLIT. . . . . . . . . . . . . . . . . . 6
                    3.1  Exchange. . . . . . . . . . . . . . . . . . . . .6
                    3.2  Exchange Ratio. . . . . . . . . . . . . . . . . .6
                    3.3  Reverse Split.. . . . . . . . . . . . . . . . . .6
                    3.4  No Liens or Encumbrances. . . . . . . . . . . . .7
                    3.5  Restrictions on Transfer. . . . . . . . . . . . .7
                    3.6  Reservation of Shares for Issuance. . . . . . . .8
                    3.7  Exchange Procedures.. . . . . . . . . . . . . . .8

     4.   SCL EQUITY FINANCING; PUT; WEIDA TRANSACTION. . . . . . . . . . 8

     5.   CLOSING; CLOSING DATE.. . . . . . . . . . . . . . . . . . . . . 9

     6.   REPRESENTATIONS AND WARRANTIES OF LASER AND THE LASER SIGNATORY
          SHAREHOLDERS.. . . . . . . . . . . . . . . . . . . . . . . . . .9
                    6.1  Corporate Existence and Power.. . . . . . . . . .9
                    6.2  Articles of Incorporation and By-laws; Minute
                         Books . . . . . . . . . . . . . . . . . . . . . 10
                    6.3  Corporate Authorization.. . . . . . . . . . . . 10
                    6.4  Laser Board Consent.. . . . . . . . . . . . . . 10
                    6.5  Governmental Authorization. . . . . . . . . . . 10
                    6.6  Non-Contravention.. . . . . . . . . . . . . . . 11
                    6.7  Capitalization; Validity of Securities. . . . . 11
                    6.8  Subsidiaries. . . . . . . . . . . . . . . . . . 11
                    6.9  SEC Filings.. . . . . . . . . . . . . . . . . . 11
                    6.10 Financial Statements. . . . . . . . . . . . . . 12
                    6.11 Absence of Certain Changes. . . . . . . . . . . 12
                    6.12 No Undisclosed Material Liabilities.. . . . . . 13
                    6.13 Compliance with Laws and Court Orders.. . . . . 13
                    6.14 Litigation. . . . . . . . . . . . . . . . . . . 13
                    6.15 Finder's Fee. . . . . . . . . . . . . . . . . . 14
                    6.16 Taxes.. . . . . . . . . . . . . . . . . . . . . 14
                    6.17 Employees Benefit Plans.. . . . . . . . . . . . 14
                    6.18 Environmental Matters.. . . . . . . . . . . . . 14
                    6.19 Patents and Other Proprietary Rights. . . . . . 15
                    6.20 Antitakeover Statutes . . . . . . . . . . . . . 15
                    6.21 Affiliate Transactions. . . . . . . . . . . . . 15
                    6.22 Trading.. . . . . . . . . . . . . . . . . . . . 15

                    6.23 Investment Representations. . . . . . . . . . . 15

     7.   REPRESENTATION AND WARRANTIES OF SCL AND THE SCL SIGNATORY
          SHAREHOLDERS.. . . . . . . . . . . . . . . . . . . . . . . . . 16
                    7.1  Corporate Existence and Power.. . . . . . . . . 16
                    7.2  Articles of Incorporation and By-laws; Minute
                         Books . . . . . . . . . . . . . . . . . . . . . 16
                    7.3  Corporate Authorization.. . . . . . . . . . . . 16
                    7.4  SCL Board Consent.. . . . . . . . . . . . . . . 16
                    7.5  Governmental Authorization. . . . . . . . . . . 16
                    7.6  Non-Contravention.. . . . . . . . . . . . . . . 17
                    7.7   Capitalization; Validity of Securities.. . . . 17
                    7.8  Subsidiaries. . . . . . . . . . . . . . . . . . 17
                    7.9  Financial Statements; Absence of Certain
                         Changes . . . . . . . . . . . . . . . . . . . . 18
                    7.10 No Undisclosed Material Liabilities.. . . . . . 19
                    7.11 Compliance with Laws and Court Orders.  . . . . 19
                    7.12 Litigation. . . . . . . . . . . . . . . . . . . 19
                    7.13 Finder's Fee. . . . . . . . . . . . . . . . . . 19
                    7.14 Taxes.. . . . . . . . . . . . . . . . . . . . . 20
                    7.15 Employees Benefit Plans.. . . . . . . . . . . . 20
                    7.16 Environmental Matters.. . . . . . . . . . . . . 20
                    7.17 Patents and Other Proprietary Rights. . . . . . 20
                    7.18 Antitakeover Statutes.. . . . . . . . . . . . . 21
                    7.19 Investment Representations. . . . . . . . . . . 21

     8.   COVENANTS OF LASER AND LASER SIGNATORY SHAREHOLDER PENDING
                         CLOSING . . . . . . . . . . . . . . . . . . . . 21
                    8.1  Preservation. . . . . . . . . . . . . . . . . . 21
                    8.2  Negative Covenants. . . . . . . . . . . . . . . 22
                    8.3  Access and Information. . . . . . . . . . . . . 23
                    8.4  Reservation of Laser Exchange Shares. . . . . . 23
                    8.5  Board of Directors. . . . . . . . . . . . . . . 23
                    8.6  Covenants of Laser Signatory Shareholders.. . . 24

     9.   COVENANTS OF SCL AND THE SCL SIGNATORY SHAREHOLDERS PENDING
          CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
                    9.1  Preservation. . . . . . . . . . . . . . . . . . 24
                    9.2  Negative Covenants. . . . . . . . . . . . . . . 25
                    9.3  Access and Information. . . . . . . . . . . . . 26
                    9.4  Reservation of SCL Exchange Shares. . . . . . . 26
                    9.5  Covenants of SCL Signatory Shareholders . . . . 26

     10.  COVENANTS OF THE PARTIES PENDING AND FOLLOWING CLOSING . . . . 26
                    10.1 British Virgin Island Filings.. . . . . . . . . 26
                    10.2 Initial 8-K.. . . . . . . . . . . . . . . . . . 26
                    10.3 Confidentiality.. . . . . . . . . . . . . . . . 27

                    10.4 Standstill Agreement. . . . . . . . . . . . . . 27
                    10.5 Additional Filings. . . . . . . . . . . . . . . 27
                    10.6 Closing Report. . . . . . . . . . . . . . . . . 28
                    10.7 Notification as to Certain Events.. . . . . . . 28
                    10.8 Reasonable Efforts; Further Action. . . . . . . 28
                    10.9 Restriction on Sale of Laser Stock. . . . . . . 28
                    (a)  Right to Participate. . . . . . . . . . . . . . 29
                    (b)  Consummation of Sale. . . . . . . . . . . . . . 29
                    (c)  Ongoing Rights. . . . . . . . . . . . . . . . . 29
                    (d)  Permitted Exemptions. . . . . . . . . . . . . . 30
                    (e)  Termination of Co-Sale/Tag Along Rights.. . . . 30

     11.  DELIVERIES AT CLOSING. . . . . . . . . . . . . . . . . . . . . 30

     12.  CONDITIONS TO OBLIGATIONS OF THE PARTIES . . . . . . . . . . . 31
                    12.1 Conditions to Obligations of All Parties. . . . 31
                    12.2 Conditions to Obligations of Laser and the
                         Laser Signatory Shareholders. . . . . . . . . . 32
                    12.3 Conditions to Obligations of SCL and the
                         SCL Signatory Shareholders. . . . . . . . . . . 32

     13.  TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . 33
                    13.1 Right to Terminate. . . . . . . . . . . . . . . 33
                    13.2 Termination Date; Notice of Termination.. . . . 34
                    13.3 Effects of Termination. . . . . . . . . . . . . 34

     14.  NATURE AND SURVIVAL OF REPRESENTATIONS . . . . . . . . . . . . 34

     15.  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

     16.  AMENDMENTS; NO WAIVERS . . . . . . . . . . . . . . . . . . . . 35

     17.  GOVERNING LAW; ARBITRATION . . . . . . . . . . . . . . . . . . 35

     18.  ENFORCEABILITY . . . . . . . . . . . . . . . . . . . . . . . . 36

     19.  SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES . . . . . 36

     20.  ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . 36

     21.  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . 36

     LIST OF EXHIBITS. . . . . . . . . . . . . . . . . . . . . . . . . . 39